CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We consent to the incorporation in this Post-Effective Amendment No.5 Registration Statement on Form SB-2 of our report included herein dated August 7, 2004, relating to the financial statements of Pipeline Data, Inc., and to the reference to our firm under the caption "Experts" in this Registration Statement.





/s/ Drakeford & Drakeford, LLC
    Certified Public Accountants
    September 29, 2004